EXHIBIT 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GENVEC, INC.

The undersigned, Paul H. Fischer, President of GenVec, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") does hereby certify as follows:

1.           The name of the Corporation is GenVec, Inc.; the original certificate of incorporation was filed on December 7, 1992 with the Secretary of State of the State of Delaware.

2.           This Amended and Restated Certificate of Incorporation, the entirety of which is set forth below, has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law and duly executed and acknowledged by the officers of the Corporation in accordance with Section 103 of the Delaware General Corporation Law.

3.           The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

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ARTICLE I
NAME

The name of the Corporation is GENVEC, INC. (the "Corporation").

ARTICLE II
ADDRESS OF REGISTERED OFFICE; NAME OF REGISTERED AGENT

The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III
PURPOSE AND EXISTENCE

The Corporation may engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The duration of the Corporation's existence shall be perpetual.

ARTICLE IV
CAPITAL STOCK

Section 4.1.    TOTAL NUMBER OF SHARES OF CAPITAL STOCK. The total number of shares of stock of all classes that the Corporation shall have authority to issue is 65,000,000 shares of which 60,000,000 shall be designated as Common Stock, $.001 par value per share (the "Common Stock") and 5,000,000 shares shall be designated as Preferred Stock, par value $.001 per share (the "Preferred Stock").

Section 4.2.            COMMON STOCK.

(a)           Subject to the powers, rights and preferences of any other class of stock provided by resolution or resolutions of the Board of Directors pursuant to this Article IV or by the Delaware General Corporation Law, the holders of the shares of the Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation. The holders of Common Stock shall not be entitled to any cumulative voting rights with respect to the election of the Directors of the Corporation.

(b)           Subject to the powers, rights and preferences of any other class of stock, the holders of the Common Stock shall have the right (i) to receive dividends when, as and if properly declared by the Board of Directors in its sole discretion and (ii) to receive ratably all the assets of the Corporation remaining after providing for the payment of the creditors of the Corporation upon the liquidation, dissolution or winding up of the Corporation.

Section 4.3.   PREFERRED STOCK.

(a)           The shares of Preferred  Stock of the Corporation may be issued from time to time in one or more  classes  or series  thereof,  the  shares of each  class or series thereof to have such voting powers, full or limited, or no voting powers, and such  designations,  preferences  and relative, participating,  optional or other special rights, and qualifications, limitations or restrictions  thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series,  adopted  by the Board of  Directors  as hereinafter provided.

(b)           Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by the Delaware General Corporation Law, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

(i)	the designation of such class or series;

(ii)
the number of shares to compose such class or series, which number the Board of Directors may thereafter (except where otherwise provided in a resolution designating a particular class or series) increase (but not above the total number of authorized shares of the class or series) or decrease (but not below the number of shares thereof then outstanding);

(iii)
the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

(iv)
whether the shares of such class or series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(v)	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class or series;

(vi)
whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(vii)	the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of Directors or otherwise;

(viii)	the restrictions, if any, on the issue or reissue of any additional series of Preferred Stock;

(ix)	the rights of the holders of the shares of such class or series upon the dissolution of, or upon the distribution of assets of, the Corporation; and

(x)
the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series.

ARTICLE V
STOCKHOLDER ACTIONS

Section 5.1.    WRITTEN CONSENT. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof, no action that is required or permitted to be taken by the stockholders may be effected by written consent in lieu of a meeting of stockholders.

Section 5.2.            STOCKHOLDER MEETINGS. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.

Section 5.3.            SPECIAL STOCKHOLDER MEETINGS. Special Meetings of stockholders of the Corporation may be called only by the President of the Corporation or by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office.

Section 5.4.            FORM OF BALLOT. Elections of Directors need not be by written ballot unless the Bylaws of the Corporation so provide.

ARTICLE VI
BOARD OF DIRECTORS

Section 6.1.            MANAGEMENT OF THE CORPORATION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 6.2.            MEETINGS OF THE BOARD. Meetings of the Board of Directors may be held within or without the State of Delaware, as the Bylaws may provide.

Section 6.3.            NUMBER OF DIRECTORS. The number of Directors constituting the Board of Directors shall be as specified in or determined pursuant to the Bylaws of the Corporation.

Section 6.4.            ELECTION AND TERM OF OFFICE OF DIRECTORS.

The Board of Directors shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of Directors to expire at the first annual meeting of stockholders following the closing of such firm commitment underwritten public offering, the initial term of office of the second class of Directors to expire at the second annual meeting following such date and the initial term of office of the third class of Directors to expire at the third annual meeting following such date. At such annual meetings of stockholders and all subsequent annual meetings of stockholders, Directors elected to succeed those Directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, and upon the election and qualification of their successors. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the number of Directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director.

Section 6.5.            VACANCIES. Any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of Directors may be filled only by the Board of Directors, acting by a majority of the remaining Directors then in office, although less than a quorum, or by a sole remaining Director, and any Directors so appointed shall hold office until the next election of the class for which such Directors have been chosen and until their successors are elected and qualified.

Section 6.6.            REMOVAL. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof with respect to any Directors elected by the holders of such class or series, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class.

ARTICLE VII
INDEMNIFICATION

Section 7.1.            RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact:

(a)           that he or she is or was a director or officer of the Corporation, or

(b)           that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), whether either in case (a) or in case (b) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by Section 145 of the Delaware General Corporation Law (or any successor provision or provisions) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to actions taken prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such person in connection therewith. The persons indemnified by this Article VII are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, officer, employee or agent of another enterprise; and shall inure to the benefit of the indemnitee's heirs, executors, administrators, and personal or legal representatives, provided, however, that except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director of officer (or his or her heirs, executors, administrators, or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred in this Article VII: (i) shall be a contract right; (ii) shall not be affected adversely as to any indemnitee by any amendment of this Certificate with respect to any action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law, this Article VII, or the Bylaws, include the right to have paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

Section 7.2.    AGENTS AND EMPLOYEES. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of another enterprise) or to persons who are or were a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article VII in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.

Section 7.3.            PARTIAL INDEMNIFICATION. If the indemnitee is entitled under any provision of this Article VII to indemnification by the Corporation for some or a portion of the expenses, liabilities, losses, judgments, fines, penalties or ERISA excise taxes actually and reasonably incurred by him or her in the investigation, defense, appeal or settlement of any proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the indemnitee for the portion of such expenses, liabilities, losses, judgments, fines, penalties or ERISA excise taxes to which the indemnitee is entitled.

Section 7.4.            REPEAL OR MODIFICATION BY STOCKHOLDERS. Any repeal or modification of this Article VII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses or other protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Section 7.5.            REPEAL OR MODIFICATION OF LAW. Any repeal or modification of the laws of the State of Delaware, as now or hereafter in effect, shall not adversely affect any rights to indemnification and to the advancement of expenses or other protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Section 7.6.            INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 7.7.            BINDING EFFECT; SUCCESSORS AND ASSIGNS. The indemnification and advance of expenses provided by or granted pursuant to this Article VII shall continue as to a person who has ceased to be a Director or officer, and shall inure to the benefit of the heirs, executors and administrators of such Director or officer.

Section 7.8.            SEVERABILITY. In the event that any of the provisions of this Article VII (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

Section 7.9.            RELATIONSHIP TO OTHER RIGHTS AND PROVISIONS CONCERNING INDEMNIFICATION. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Amended and Restated Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. The By-laws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article VII.

ARTICLE VIII
LIMITATION ON LIABILITY OF DIRECTORS

As to any act or omission occurring after this provision becomes effective, a Director of the Corporation shall, to the maximum extent permitted by the laws of Delaware, have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article VIII shall not eliminate or reduce the liability of a director in any case where such elimination or reduction is not permitted by law.

ARTICLE IX
BOOKS OF THE CORPORATION

The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE X
COMPROMISE

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code, as that section may read from time to time, or any successor provision, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, as that section may read from time to time, or any successor provision, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE XI
AMENDMENT OF BYLAWS

Section 11.1.    GENERAL RIGHT TO AMEND BYLAWS.

Except as provided in Section 11.2 of this Article, the Bylaws of the Corporation may be adopted, consistent with law and the provisions of this Certificate of Incorporation (including any a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof and which relate to such class or series of Preferred Stock) the terms of any Preferred Stock pursuant to Article IV hereof), and once adopted, any Bylaw may be altered or repealed by: (a) the affirmative vote of at least a majority of the Board of Directors then in office or (b) the affirmative vote of at least a majority of the voting power of all shares of capital stock of the Corporation then entitled to vote generally in the election of Directors voting as a single class.

Section 11.2.            CERTAIN BYLAW AMENDMENTS.

Any proposed amendment, alteration, change or repeal of, or any proposed adoption of any Bylaw inconsistent with any of Sections 2.3, 2.9, 2.11, 3.2, or 3.3 or Article VIII of the Bylaws shall require the affirmative vote of at least eighty percent (80%) of the voting power of all shares of capital stock of the Corporation then entitled to vote generally in the election of Directors voting as a single class

ARTICLE XII
AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof and which relate to such class or series of Preferred Stock, any amendment, alteration, change or repeal of Articles V, VI, XI, XII and XIII hereof shall require the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof and which relate to such class or series, any other amendment, alteration, change or repeal of any other provision of this Amended and Restated Certificate Incorporation shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

ARTICLE XIII
SEVERABILITY

In the event that any of the provisions of this Certificate of Incorporation (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

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I, THE UNDERSIGNED, being the duly elected President of the Corporation, do on behalf of the Corporation make this Restated Certificate of Incorporation of the Corporation, hereby declaring and certifying, under penalties of perjury, that this is the act and deed of the Corporation and that the facts herein sated are true, and accordingly have hereunto set my hand this 7th day of May, 2001.

By:	/s/ Paul H. Fischer
Paul H. Fischer
President

ATTEST:

By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Secretary

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GENVEC, INC.
________________________________________
Under Section 242 of the General Corporation
Law of the State of Delaware

GENVEC, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1.           That the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) will be amended to increase the authorized shares of common stock of the Corporation. To effect such amendment, ARTICLE IV, Section 4.1 of the Certificate is hereby deleted in its entirety and replaced with the following new ARTICLE IV, Section 4.1:

Total Number of Shares of Capital Stock. The total number of shares of stock of all classes that the Corporation shall have authority to issue is 105,000,000 of which 100,000,000 shares shall be designated as common stock, $.001 par value per share (the “Common Stock”) and 5,000,000 shares shall be designated as preferred stock, par value $.001 per share (the “Preferred Stock”).

2.           That the board of directors of the Corporation duly adopted a resolution setting forth the amendment set forth above and declaring its advisability. Such amendment was duly approved by the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon at the annual meeting of stockholders of the Corporation held on August 21, 2003.

3.           That this amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware and shall be effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Jeffrey W. Church, its Chief Financial Officer, Treasurer and Secretary, this 21st day of August, 2003.

By: /s/ Jeffrey W. Church Jeffrey W. Church, Chief Financial Officer, Treasurer and Secretary

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GENVEC, INC.
________________________________________
Under Section 242 of the General Corporation
Law of the State of Delaware

GENVEC, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

1.           That the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) will be amended to increase the authorized shares of common stock of the Corporation. To effect such amendment, ARTICLE IV, Section 4.1 of the Certificate is hereby deleted in its entirety and replaced with the following new ARTICLE IV, Section 4.1:

Total Number of Shares of Capital Stock. The total number of shares of stock of all classes that the Corporation shall have the authority to issue is 205,000,000 of which 200,000,000 shares shall be designated as Common Stock, $.001 par value per share (the “Common Stock”) and 5,000,000 shares shall be designated as preferred stock, par value $.001 per share (the “Preferred Stock”).

2.           That the board of directors of the Corporation duly adopted a resolution setting forth the amendment set forth above and declaring its advisability. Such amendment was duly approved by the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon at the annual meeting of stockholders of the Corporation held on June 13, 2007.

3.           That this amendment to the Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the requirements of Section 242 of the General Corporation Law of the State of Delaware and shall be effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned authorized person has duly executed this Certificate of Amendment on this 13th day of June, 2007.

GENVEC, INC. /s/ Douglas J. Swirsky Douglas J. Swirsky Chief Financial Officer, Treasurer and Corporate Secretary

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GENVEC, INC.
________________________________________
Under Section 242 of the General Corporation
Law of the State of Delaware

GENVEC, INC., a corporation duly organized and existing under the Delaware General Corporation Law (the “Corporation”), does hereby certify:

1.           The name of the Corporation is GENVEC, INC.

2.           The amendment set forth below to the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate”) was duly adopted in accordance with Section 242 of the Delaware General Corporation Law, and was approved by the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon at the special meeting of stockholders of the Corporation held on April 5, 2011.

3.           Article IV of the Certificate is amended by deleting Section 4.1 and replacing it with the following:

“Section 4.1. TOTAL NUMBER OF SHARES OF CAPITAL STOCK. The Corporation shall have the authority, after giving effect to the Reverse Stock Split (as defined below), to issue 30,000,000 shares designated as Common Stock, par value $0.001 per share (the “Common Stock”) and 5,000,000 shares designated as Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

Upon the filing and effectiveness (the “Effective Time”) of this amendment to the Corporation’s Certificate of Incorporation pursuant to the Delaware General Corporation Law, each ten shares of the Common Stock (the “Old Common Stock”) issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and non-assessable share of the Corporation’s common stock, $.001 par value per share (the “New Common Stock”), without any action by the holder thereof (the “Reverse Stock Split”). The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification and combination. Stockholders who, immediately prior to the Effective Time, own a number of shares of Old Common Stock which is not evenly divisible by ten shall, with respect to such fractional interest, be entitled to receive cash from the Corporation in lieu of fractions of shares of New Common Stock from the disposition of such fractional interest as provided below. The Corporation shall arrange for the disposition of fractional interests by those otherwise entitled thereto, by the mechanism of having (x) the transfer agent of the Corporation aggregate such fractional interests, (y) the shares resulting from the aggregation sold and (z) the net proceeds received from the sale allocated and distributed among the holders of the fractional interests as their respective interests appear. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination.”

4.           This Amendment to Amended and Restated Certificate of Incorporation shall be effective at 7:00 a.m., Eastern Daylight Time, on April 19, 2011.

IN WITNESS WHEREOF, this Certificate of Amendment to Restated Certificate of Incorporation has been executed by a duly authorized officer of the corporation this 18th day of April, 2011.

GENVEC, INC.

By:	/s/ Douglas J. Swirsky
Name:	Douglas J. Swirsky
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary